UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: January 3, 2013
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Our news release dated January 3, 2013 concerning U.S. retail sales in December 2012 is filed as Exhibit 99.1 to this Report and incorporated by reference herein.

On January 3, 2013, we filed with the Securities and Exchange Commission a prospectus supplement relating to our public offering of $2 billion principal amount of 4.75% Notes due January 15, 2043. Settlement of the issuance is scheduled for January 8, 2013.
In the Use of Proceeds section of the prospectus supplement, we stated that we intend to use the net proceeds from the sale of the Notes to redeem higher cost outstanding debt and to accelerate contributions to our pension plans during 2013 to continue de-risking these pension plans.
One of the key priorities of our One Ford plan is to finance the plan and improve the balance sheet. With this offering, we are taking advantage of what we consider to be very favorable market conditions to issue low-cost, long-term debt to improve our balance sheet.
Our news release dated January 3, 2013, concerning redemption of our 7.50% Notes due June 10, 2043 is filed as Exhibit 99.2 to this report and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS*

Designation	Description	Method of Filing

Exhibit 99.1	News release dated January 3, 2013 concerning	Filed with this Report
December 2012 U.S. retail sales

Exhibit 99.2	News release dated January 3, 2013 concerning	Filed with this Report
redemption of 7.50% Notes due June 10, 2043

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: January 3, 2013	By:	/s/ Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

*
Any reference in the attached exhibit(s) to our corporate website(s) and/or other social media sites or platforms, and the contents thereof, is provided for convenience only; such websites or platforms and the contents thereof are not incorporated by reference into this Report nor deemed filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Designation	Description

Exhibit 99.1	News release dated January 3, 2013 concerning
December 2012 U.S. retail sales

Exhibit 99.2	News release dated January 3, 2013 concerning
redemption of 7.50% Notes due June 10, 2043